Exhibit 10.2

COMMITMENT LETTER

Charter Communications, Inc.
12405 Powerscourt Drive, Suite 100
St. Louis, MO  63131
Attention:  Neil Smit, President and Chief Executive Officer

Ladies and Gentlemen:

We understand that Charter Communications, Inc., together with all of its direct and indirect subsidiaries (collectively, the “Company” or “you”) and Charter Investment, Inc., proposes to file a joint plan of reorganization with the United States Bankruptcy Court for the Southern District of New York, incorporating the terms and conditions described in the term sheet attached hereto as Exhibit A (the “Term Sheet”), as required pursuant to the Restructuring Agreement, dated as of the date hereof (the “Restructuring Agreement”), by and between you and the undersigned investor (acting individually or through one or more of its affiliates) (“Investor”) attached hereto as Exhibit B (such joint plan of reorganization incorporating Exhibits A and B collectively referred to as the “Plan”).  The Term Sheet is hereby incorporated herein in its entirety as if set forth below in its entirety.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Term Sheet.

Investor is pleased to advise you of its commitment to provide financing to the Company on the terms set forth herein and subject to the conditions set forth in Exhibit C.  Investor understands that the Company would like to arrange financing in order to (i) refinance the CCH II Notes pursuant to the Exchange, (ii) issue the New CCH II notes, if necessary, and (iii) effectuate the Rights Offering, in each case, as described in the Term Sheet (collectively, the “Financing Transactions”).  This letter establishes the terms and conditions under which Investor is committed to provide to the Company, in connection with the Financing Transactions, the portion of the Rollover Commitment, the New Debt Commitment and/or the Equity Backstop, as the case may be, as is set forth on the signature page hereof (the “Commitment”).

1.  Commitment.  You have requested that Investor commit to provide its Commitment upon the terms set forth or referred to in this commitment letter, subject to the conditions set forth in Exhibit C.  Based on the foregoing, Investor is pleased to confirm by this commitment letter its commitment to provide the entire amount of the Commitment.  You agree that the closing date of the Financing Transactions and the concurrent funding of the Commitment shall be the Effective Date.

2.  Conditions Precedent.  The Commitment is subject to the satisfaction of the conditions precedent set forth in Exhibit C, unless waived by Investor.  No closing of the Financing Transactions shall take place if the conditions set forth in Exhibit C are not satisfied or waived.

3.  Costs, Fees and Expenses.  In consideration of this Commitment and recognizing that, in connection herewith, Investor is incurring out-of-pocket costs and expenses

Charter Communications, Inc.
February 11, 2009

(including, without limitation, reasonable fees and disbursements of outside counsel, filing and recording fees, costs and expenses of due diligence, syndication, transportation, duplication, messenger, appraisal, audit, and consultant costs and expenses), you hereby agree to pay and reimburse Investor for its reasonable documented out-of-pocket fees, costs and expenses in accordance with the Term Sheet, regardless of whether any of the transactions contemplated hereby are consummated.

4.  Arm’s-Length Transaction.  In connection with all aspects of each transaction contemplated by this commitment letter, you acknowledge and agree that:  (i) the Commitment, the Financing Transactions and any other services described in this commitment letter are an arm’s-length commercial transaction between you and your affiliates, on the one hand, and Investor, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this commitment letter; (ii) in connection with the process leading to such transaction, Investor is and has been acting solely as principal and is not the financial advisor or fiduciary for you or any of your subsidiaries or affiliates, stockholders, creditors (other than Investor itself) or employees or any other party; (iii) Investor has not assumed nor will it assume an advisory or fiduciary responsibility in your or your subsidiaries’ or affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Investor has advised or is currently advising you or your subsidiaries or affiliates on other matters) and Investor has no obligation to you or your subsidiaries or affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this letter, the other documents relating to the Financing Transactions and the definitive documentation; (iv) Investor and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your subsidiaries and affiliates and Investor has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Investor has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.  You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against Investor with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated hereby.

5.  Information.  You hereby represent and covenant that (i) all written (including in electronic form) information (other than Projections (as defined below), forward looking information and information of a general economic or general industry nature) that has been or will be made available to us by the Company and any of its representatives in connection with the transactions contemplated hereby (the “Information”), is or will be, when furnished and taken as a whole, complete and correct in all material respects and does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading, and (ii) all financial information and projections (“Projections”) that have been or will be made available to us in writing by the Company or its representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and

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February 11, 2009

contingencies, many of which are beyond your control, and that no assurance can be given that any particular projections will be realized and that actual results may differ and such differences may be material).  In issuing this commitment letter, Investor is relying on the accuracy of the Information, without independent verification thereof.  You agree to supplement the Information and any Projections previously furnished, or that will be furnished, from time to time so that the representations and warranties contained in this paragraph will remain complete and correct in all material respects.

6.  Investor Status.  Investor hereby represents and warrants that (i) it is either (a) a qualified institutional buyer as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), (b) an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (the “Rules”)) or (c) it is an entity in which all of the equity owners are institutional accredited investors as defined in the Rules; (ii) that any securities purchased or received in connection herewith cannot be resold absent an exemption to the Securities Act or registration of such securities under the Securities Act; and (iii) such securities have been acquired for investment and not with a view to distribution or resale.

7.  Indemnification and Exculpation.

(a) You agree to indemnify and hold harmless Investor, and each of its affiliates and each of its and its affiliates’ respective officers, directors, partners, shareholders, members, trustees, controlling persons, employees, agents, advisors, attorneys and representatives (each, an “Indemnified Party”) from and against any and all costs and expenses (including, without limitation, reasonable and documented fees and disbursements of outside counsel), that may be incurred by any Indemnified Party in defending any claims arising out of or in connection with or relating to this commitment letter, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Party is a party thereto, and you shall reimburse each Indemnified Party upon demand for all reasonable and documented out-of-pocket legal and other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether the transactions contemplated hereby are consummated, except to the extent such cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from an Indemnified Party’s bad faith, gross negligence or willful misconduct or from such Indemnified Party’s material breach of the Restructuring Agreement or this commitment letter; provided, that you shall not have to reimburse the legal fees and expenses of more than one outside counsel (and any local counsel) for all Indemnified Persons with respect to any specific matter for which indemnification is sought unless, as reasonably determined by any such Indemnified Person or its counsel, representation of all such Indemnified Persons would be inappropriate or impracticable or create an actual or potential conflict of interest.

(b) You agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final

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Charter Communications, Inc.
February 11, 2009

non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or willful misconduct or from such Indemnified Party’s material breach of the Restructuring Agreement or this commitment letter.  In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.  You further agree that, without the prior written consent of Investor, you will not enter into any settlement of any lawsuit, claim or other proceeding arising out of this commitment letter or the transactions contemplated hereby unless such settlement (i) includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Parties and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party.  No Indemnified Party shall be liable for any damages arising from the use by unauthorized persons of any information made available to Investor by you or any of your representatives through electronic, telecommunications or other information transmission systems that is intercepted by such persons.

8.  Governing Law, etc.  This commitment letter shall be governed by, and construed in accordance with, the law of the State of New York.  Each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and/or state courts located within the City of New York in the Borough of Manhattan.  The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the provisions of this commitment letter brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; provided, that such waiver shall not be deemed to require any bankruptcy case involving the Company to be filed in such courts, and if the Company becomes a debtor under chapter 11 of the United States Bankruptcy Code, during any such case, any claims shall be heard and determined before the Bankruptcy Court.  This commitment letter (including the Exhibits attached hereto) sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto.  This commitment letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same letter.  Delivery of an executed counterpart of a signature page to this letter by fax shall be as effective as delivery of a manually executed counterpart of this letter.  This commitment letter is not assignable by either party without the prior written consent of the other party; provided, however, that Investor may assign its rights, interests or obligations hereunder, without the prior written consent of the Company, to any of its affiliates; provided, further, that no such assignment shall relieve Investor of its obligations hereunder.  This commitment letter is intended to be solely for the benefit of the parties hereto, the Indemnified Parties, and their respective successors and assigns.  Nothing herein, express or implied, is intended to or shall confer upon any other third party any legal or equitable right, benefit, standing or remedy of any nature whatsoever under or by reason of this commitment letter.

9.  Waiver of Jury Trial.   Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter or the transactions contemplated by this

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February 11, 2009

commitment letter or the actions of Investor or any of its affiliates in the negotiation, performance, or enforcement of this commitment letter.

10.  Termination.  This commitment and undertaking of Investor will expire on the earliest to occur of (i) a termination of the Restructuring Agreement, (ii) the consummation of the Financing Transactions or any component thereof without the use of any portion of the Commitment, (iii) February 15, 2009, unless the Company shall have delivered to Investor written evidence of payment of all accrued interest that was due and payable on January 15, 2009 by CCH I Holdings, LLC and Charter Communications Holdings, LLC in respect of certain of their outstanding senior notes, (iv) March 12, 2009, if, on or prior to that date Investor shall have delivered written notice to the Company that the condition set forth in clause (a) of Exhibit C shall not have been satisfied or waived and (v) the Company becoming the subject of an order for relief under chapter 11 of the Bankruptcy Code and the Company failing to obtain an order of the Bankruptcy Court authorizing and approving this commitment letter within 50 days from such order for relief.  In addition, all accepted commitments and undertakings of Investor hereunder may be terminated by Investor if you fail to perform your obligations hereunder or under the Restructuring Agreement in any material respect on a timely basis.  Upon any such expiration or termination of this commitment letter, regardless of whether any definitive documentation for the Financing Transactions shall be executed and delivered and notwithstanding the expiration or termination of this commitment letter or any commitment or undertaking of Investor hereunder, this commitment letter shall forthwith become void and there shall be no liability under this commitment letter on the part of Investor or the Company; provided, however, that, unless terminated pursuant to clause (iv) above, the provisions of this commitment letter set forth in Sections 3 (Costs, Fees and Expenses), 7 (Indemnification and Exculpation), 8 (Governing Law, etc.) and 9 (Waiver of Jury Trial) shall remain in full force and effect; provided, further, that in the case of termination pursuant to clause (iv) above, the provisions of this commitment letter set forth in Sections 7(b) (Exculpation), 8 (Governing Law, etc.) and 9 (Waiver of Jury Trial) shall remain in full force and effect.  Notwithstanding the preceding sentence, your obligations hereunder shall automatically terminate and be superseded by the provisions of the definitive documentation upon the initial funding thereunder and the payment of all amounts owing at such time hereunder.

[Remainder of page intentionally left blank; signature page follows.]

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Very truly yours,
[Investor]
By: ___________________________

Title: __________________________

Commitment:

     Rollover Commitment:  $_____________________

     New Debt Commitment:  $____________________

     Equity Backstop:  $_________________________

[Signature Page to Commitment Letter]

Accepted and agreed to this ___ day of
February, 2009, for and on behalf of all of
the companies listed below:

Charter Communications, Inc.
CCH I, LLC
CCH II, LLC
Charter Communications Operating, LLC (only for purposes of Section 7 hereof)

By: _____________________________

Title: ____________________________

EXHIBIT A

TERM SHEET

(Attached)

EXHIBIT B

RESTRUCTURING AGREEMENT

(Attached)

EXHIBIT C

CONDITIONS

Set forth below are the conditions of the Commitment and the Financing Transactions:

(a) completion of Investor’s business, financial and legal due diligence, the results of which are satisfactory to Investor, in its sole discretion; it being understood and agreed that the condition set forth in this clause (a) shall expire and have no force or effect at any time following March 12, 2009, subject to the Company making available information on a basis that allows Investor to complete its due diligence by such date.

(b) the following shall be true and correct: as of the date hereof: each of the Company’s filings with the Securities and Exchange commission since January 1, 2008 (the “SEC Filings”) is, as of its respective filing date, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading;

(c) other than as disclosed in the SEC Filings made prior to the date hereof (or on the date hereof with prior written notice to the Investor), there shall not have occurred any event, development or circumstance since September 30, 2008, which has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, results of operation, assets or liabilities of the Company and its subsidiaries taken as a whole (but excluding the fact of the filing of the Chapter 11 Cases and any event, development or circumstance resulting from such filing if such event, development or circumstance is cured on or prior to the Effective Date);

(d) as of the consummation of the Financing Transactions, the Information is, when furnished and taken as a whole, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading, and the representations and warranties in Section 5 of this commitment letter are true and correct and the covenants set forth in Section 5 of this commitment letter shall have been performed in all material respects;

(e) the Company and its subsidiaries shall have executed and delivered definitive documentation with respect to the Financing Transactions that is consistent with the Term Sheet and this commitment letter and customary for this type of transaction;

(f) all governmental and material third party approvals and consents required by the Term Sheet, including bankruptcy court approval, necessary in connection with the transactions contemplated by the Term Sheet shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on such transactions;

(g) the Plan shall be consummated on the terms and conditions set forth in the Term Sheet, the Restructuring Agreement and that certain Escrow Agreement, dated as of the date hereof, by and among, inter alia, the Company, Wells Fargo Bank, N.A. and certain members of the Committee, contemporaneously with the closing of the Financing Transactions; and

(h) Investor shall have received such legal opinions, documents and other instruments as are customary for transactions of this type.

The definitive documentation contemplated by clause (e) above shall not contain (i) any conditions precedent other than the accuracy of the Specified Representations and the conditions precedent set forth herein or (ii) any representation or warranty (other than Specified Representations), affirmative or negative covenant or event of default, the accuracy, compliance or absence, respectively, of or with which would be a condition to the availability of the Commitment on the Effective Date.  For purposes hereof, “Specified Representations” means the representations and warranties of the Company relating to corporate power and authority, the enforceability of the definitive documentation, the validity of the securities issued and, in each case as they relate to the entering into and performance of the definitive credit documentation, Federal Reserve margin regulations, and the Investment Company Act.

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